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                                                                     EXHIBIT 4.6







                             SUPPLEMENTAL INDENTURE


                                 by and between


                                MEDIMMUNE, INC.,
                             A DELAWARE CORPORATION


                                     AVIRON,
                             A DELAWARE CORPORATION


                                       and


                                  HSBC BANK USA
                                   AS TRUSTEE


                          dated as of January 15, 2002


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                             SUPPLEMENTAL INDENTURE

THIS SUPPLEMENTAL INDENTURE, is entered into as of January 15, 2002, by and among MedImmune, Inc., a Delaware corporation ("MedImmune"), Aviron, a Delaware corporation (the "Company"), and HSBC Bank USA, a New York banking corporation ("Trustee") and supplements and amends the Indenture, dated as of February 7, 2001, by and between the Company and Trustee (the "Base Indenture"), as supplemented by the Officers' Certificate Pursuant to Section
2.1 of Indenture, dated February 7, 2001 (the "2008 Notes Officers' Certificate" and collectively with the Base Indenture, the "Indenture").

WHEREAS, the Company issued its 5 1/4% Convertible Subordinated Notes due 2008 (the "Notes") pursuant to the Indenture;

                  WHEREAS, Section 3.8 of the Indenture and the Notes provide that, in the case of a reclassification, change, consolidation, merger, combination, sale or conveyance to which Section 13.6 of the Indenture applies, in which the Common Stock of the Company is changed or exchanged as a result into the right to receive stock, securities or other property or assets (including cash), which includes shares of Common Stock of the Company or another person that are, or upon issuance will be, traded on a United States national securities exchange or approved for trading on an established automated over-the-counter trading market in the United States and such shares constitute at the time such change or exchange becomes effective in excess of 50% of the aggregate fair market value of such stock, securities or other property or assets (including cash) (as determined by the Company, which determination shall be conclusive and binding), then the person formed by such consolidation or resulting from such merger or which acquires such assets, as the case may be, shall execute and deliver to the Trustee a supplemental indenture (accompanied by an Opinion of Counsel that such supplemental indenture complies with the Trust Indenture Act as in force at the date of execution of such supplemental indenture) modifying the provisions of the Indenture relating to the right of Holders of the Notes to cause the Company to repurchase the Securities following a Fundamental Change, including without limitation the applicable provisions of such Section 3.8 and the definitions of the Conversion Price, Common Stock and Fundamental Change, as appropriate, as determined in good faith by the Company (which determination shall be conclusive and binding), to make such provisions apply to the common stock and the issuer thereof if different from the Company and Common Stock of the Company (in lieu of the Company and the Common Stock of the Company);

                  WHEREAS, Section 13.6 of the Indenture and the Notes provide that if any of the following events occur, namely (i) any reclassification or change of the outstanding shares of Common Stock (other than a subdivision or combination to which Section 13.5(c) of the Indenture applies), (ii) any consolidation, merger or combination of the Company with another person as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, or (iii) any sale or conveyance of all or substantially all of the properties and assets of the Company to any other person as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, then the Company or the successor or purchasing person, as


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the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture) providing that such Securities shall be convertible into the kind and amount of shares of stock, securities or other property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance by a holder of a number of shares of Common Stock issuable upon conversion of the Notes (assuming, for such purposes, a sufficient number of authorized shares of Common Stock available to convert all the Notes) immediately prior to such reclassification, change, consolidation, merger, combination, sale or conveyance assuming such holder of Common Stock did not exercise his rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance (provided that, if the kind or amount of stock, securities or other property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance is not the same for each share of Common Stock in respect of which such rights of election shall not have been exercised ("nonelecting share"), then for the purposes of Section
13.6 of the Indenture the kind and amount of securities, cash or other property receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance for each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in Article XIII of the Indenture;

                  WHEREAS, Apple Merger Corp., a Delaware corporation and a wholly owned subsidiary of MedImmune ("Merger Sub"), has merged (the "Merger") with and into the Company as of the date hereof pursuant to the Agreement and Plan of Merger, dated December 2, 2001, by and among MedImmune, Merger Sub and the Company (the "Merger Agreement");

                  WHEREAS, pursuant to the Merger Agreement, (i) the Company became a wholly owned subsidiary of MedImmune and (ii) each issued and outstanding share of Common Stock of the Company was converted into the right to receive 1.075 shares of common stock of MedImmune;

WHEREAS, in accordance with Section 5.1 of the Indenture, the Company has delivered to the Trustee concurrently with this Supplemental Indenture an Officers' Certificate and an Opinion of Counsel complying therewith.

WHEREAS the Company has requested that MedImmune and the Trustee join with it in the execution of this Supplemental Indenture to comply with Sections 3.8 and
13.6 of the Indenture and the Notes; and

WHEREAS, MedImmune, the Company and the Trustee are authorized to enter into this Supplemental Indenture.

                  NOW, THEREFORE, the parties hereto agree to amend the Indenture and the Notes, as appropriate, as follows:


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Section 1. DEFINITIONS. Capitalized terms used herein and not otherwise defined herein are used as defined in the Indenture.

Section 2.  AMENDMENTS PURSUANT TO SECTION 3.8 OF THE INDENTURE.

(a) The definition of "Common Stock" contained in the Indenture (in Section 5 of the 2008 Notes Officers' Certificate) shall be, and hereby is, deleted in its entirety and replaced with the following:

                  "'Common Stock' means any stock of any class of MedImmune which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of MedImmune and which is not subject to redemption by MedImmune. Subject to the provisions of Section 13.6, however, shares issuable on conversion of Securities shall include only shares of the class designated as common stock of MedImmune on January 15, 2002 or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of MedImmune and which are not subject to redemption by MedImmune; provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications."

                  In addition, all references in the Indenture and the Notes to the phrases "Common Stock of the Company," "Company's Common Stock" or other similar phrases shall hereafter be deleted and replaced with the phrase "Common Stock of MedImmune."

                  (b) The final clause of the sixth paragraph of Section 3.8 of the Indenture, reading "including without limitation the applicable provisions of this Section 3.8 and the definitions of the Conversion Price, Common Stock and Fundamental Change, as appropriate, as determined in good faith by the Company (which determination shall be conclusive and binding), to make such provisions apply to the common stock and the issuer thereof if different from the Company and Common Stock of the Company (in lieu of the Company and the Common Stock of the Company)" shall be, and hereby is, deleted in its entirety and replaced with the following:

                  "including without limitation the applicable provisions of this Section 3.8 and the definitions of the Conversion Price, Common Stock and Fundamental Change, as appropriate, as determined in good faith by the Company (which determination shall be conclusive and binding), to make such provisions apply to the common stock and the issuer thereof if different from MedImmune and Common Stock of MedImmune (in lieu of MedImmune and the Common Stock of MedImmune)."


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                  (c) The phrase "by the Conversion Price of $62.50" contained in the first paragraph of Section 7 of the Notes, shall be, and hereby is, deleted in its entirety and replaced with the following:

                  "by the Conversion Price equal to the quotient obtained by dividing (i) $62.50 by (ii) 1.075."

                  (d) The activities specified in Sections 13.5(a), (b), (c),
(d), (e), (f) and (g) of the Indenture as requiring an adjustment to the Conversion Price if taken by the Company or with respect to the common stock of the Company or by the Board of Directors of the Company shall hereafter be deemed to require a corresponding adjustment to the Conversion Price if taken by MedImmune or with respect to the Common Stock of MedImmune or by the Board of Directors of MedImmune. No adjustments shall be made to the Conversion Price as a result of any event occurring with respect to the Common Stock of MedImmune prior to the date hereof.

                  (e) Clauses (ii) and (iii) of Section 13.6 of the Indenture, reading, "(ii) any consolidation, merger or combination of the Company with another person as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, or
(iii) any sale or conveyance of all or substantially all of the properties and assets of the Company to any other person as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock then the Company or the successor or purchasing person, as the case may be, shall execute with the Trustee a supplemental indenture" shall be, and hereby are, deleted in their entirety and replaced with the following:

                  "(ii) any consolidation, merger or combination of MedImmune with another person as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, or (iii) any sale or conveyance of all or substantially all of the properties and assets of MedImmune to any other person as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, then the Company and MedImmune, or the successor or purchasing person, as the case may be, shall execute with the Trustee a supplemental indenture."

                  (f) Subsections (d) and (e) of this Section 2 are intended to provide adjustments as nearly equivalent as may be practicable to the adjustments provided in Article XIII of the Indenture.

                  (g) The phrase "the Company's Share Purchase Rights Plan, dated as of October 8, 1997, between the Company and The First National Bank of Boston" contained in the second paragraph of Section 13.5(d) shall be deleted in its entirety and replaced with the following:

                  "MedImmune's Amended and Restated Rights Agreement, dated as of October 31, 1998, between MedImmune and American Stock Transfer and Trust Company, as rights agent."

                  (h) Each reference to the Company in Section 13.5(m) shall hereafter refer to MedImmune.

Section 3.  AMENDMENTS PURSUANT TO SECTION 13.6 OF THE INDENTURE.

(a) Section 2(i) of the 2008 Notes Officers' Certificate shall be, and hereby is, deleted in its entirety and replaced with the following:

                 "The Notes shall be convertible into shares of Common Stock, designated as common stock by MedImmune as of January 15, 2002 par value $.01 per share, of MedImmune, Inc., a Delaware corporation and the parent of the Company ("MedImmune"), together with the associated rights to purchase Series B Junior Preferred Stock, par value $.01 per share of MedImmune, at any time prior to maturity at an initial conversion price equal to the quotient obtained by dividing (i) $62.50 by (ii)
                 1.075 per share of Common Stock, subject to adjustment as described below;"

(b) The Notes shall no longer be convertible into shares of the common stock of the Company.


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Section 4. COVENANTS OF MEDIMMUNE. MedImmune agrees to provide the Company with the information required to be contained in the Company Notice and other information necessary for the Company to comply with its obligations and make the necessary determinations under Section 3.8 of the Indenture and Section 6 of the Notes a reasonable time prior to the time the Company is required to provide such notice or make such determination.

Section 5.  MISCELLANEOUS.

(a) This Supplemental Indenture supplements and amends the Indenture and shall be a part and subject to all the terms thereof. Except as supplemented and amended hereby, the Indenture and the Securities issued thereunder shall continue in full force and effect.

(b) This Supplemental Indenture may be executed in counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

(c) THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE, WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS THEREOF.

(d) The heading of the Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered part of, and shall in no way modify, restrict or be used to interpret any of the terms or provisions hereof.

(e) If any provision of this Supplemental Indenture limits, qualifies, or conflicts with or other provision which is required or deemed to be included in this Supplemental Indenture by the Trust Indenture Act of 1939, as amended, such required or deemed provision shall control.

(f) The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which are made solely by the Company or MedImmune, as the case may be, other than the final recital as it appears as it applies to the Trustee.


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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the day and year first above written.


                                      MEDIMMUNE, INC.
                                      Solely as to Section 4 hereof


                                      By:  /s/ Gregory S. Patrick
                                          --------------------------------------
                                          Name:  Gregory S. Patrick
                                          Title: Senior Vice President and Chief
                                                 Financial Officer



                                      AVIRON


                                      By:  /s/ C. Boyd Clark
                                          --------------------------------------
                                          Name:  C. Boyd Clark
                                          Title: President, Chief Executive
                                                 Officer and Chairman




                                      HSBC BANK USA
                                      as Trustee


                                      By:  /s/ Deirdra Ross
                                          --------------------------------------
                                          Name:  Deirdra Ross
                                          Title: Assistant Vice President